                           BEVERLY ENTERPRISES, INC.

                                  EXHIBIT 11.1

                      COMPUTATION OF NET INCOME PER SHARE

                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                                  (UNAUDITED)

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                                              1996               1995
                                                                                          ------------      -------------
PRIMARY:
 Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ..    $    13,696       $     16,549
 Preferred stock dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            ---             (2,063)
                                                                                           -----------       ------------
 Net income applicable to common shares   . . . . . . . . . . . . . . . . . . . . . . .    $    13,696       $     14,486
                                                                                           ===========       ============
  Applicable common shares:
   Weighted average outstanding shares during the period  . . . . . . . . . . . . . . .         98,739             85,665
   Weighted average shares issuable upon exercise of common stock equivalents
     outstanding (principally stock options) using the "treasury stock" method  . . . .          1,239              1,639
                                                                                           -----------       ------------
   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         99,978             87,304
                                                                                           ===========       ============

  Net income per share of common stock  . . . . . . . . . . . . . . . . . . . . . . . .    $      0.14       $       0.17
                                                                                           ===========       ============
FULLY DILUTED:
 Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    13,696       $     16,549
 Reduction of interest expense resulting from assumed conversion
   of 7 5/8% convertible subordinated debentures  . . . . . . . . . . . . . . . . . . .           --- (a)             --- (a)
 Reduction of interest expense resulting from assumed conversion
   of 5 1/2% convertible subordinated debentures  . . . . . . . . . . . . . . . . . . .          2,063                ---
 Reduction of interest expense resulting from assumed conversion
   of zero coupon notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --- (a)             --- (a)
 Less applicable income taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (825)               ---
                                                                                           -----------       ------------
 Adjusted net income    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    14,934       $     16,549

 Preferred stock dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            ---             (2,063)
                                                                                           -----------       ------------
 Adjusted net income applicable to common shares  . . . . . . . . . . . . . . . . . . .    $    14,934       $     14,486
                                                                                           ===========       ============


 Applicable common shares:
   Weighted average outstanding shares during the period  . . . . . . . . . . . . . . .         98,739             85,665
   Assumed conversion of cumulative convertible exchangeable preferred stock  . . . . .            --- (b)            --- (a)
   Weighted average shares issuable upon exercise of common stock equivalents
     outstanding (principally stock options) using the "treasury stock" method  . . . .          1,239              1,771
   Assumed conversion of 7 5/8% convertible subordinated debentures   . . . . . . . . .            --- (a)            --- (a)
   Assumed conversion of 5 1/2% convertible subordinated debentures   . . . . . . . . .         11,253                ---
   Assumed conversion of zero coupon notes  . . . . . . . . . . . . . . . . . . . . . .            --- (a)            --- (a)
                                                                                           -----------       ------------
   Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        111,231             87,436
                                                                                           ===========       ============

 Net income per share of common stock   . . . . . . . . . . . . . . . . . . . . . . . .    $      0.13       $       0.17
                                                                                           ===========       ============

_________________
(a) Conversion would be anti-dilutive and is therefore not assumed in the computation of earnings per share of common stock.
(b) The cumulative convertible exchangeable preferred stock was exchanged into 5 1/2% convertible subordinated debentures during the fourth quarter of 1995.